Filed Pursuant to Rule 424(b)(5)
Registration No. 333-294705
Prospectus Supplement
(To Prospectus dated April 3, 2026)

QT IMAGING HOLDINGS, INC.
$9,999,920
1,200,000 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 800,000 Shares of Common Stock
800,000 Shares of Common Stock Underlying the Pre-Funded Warrants
We are offering $9,999,920 of shares of our common stock, par value $0.0001 per share, or common stock, and, in lieu of shares of common stock to investors that so choose, pre-funded warrants to purchase up to 800,000 shares of our common stock, or the pre-funded warrants (and the shares of common stock issuable from time to time upon exercise of the pre-funded warrants), pursuant to this prospectus supplement and the accompanying prospectus. The pre-funded warrants will be exercisable immediately and each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the purchase price at which a share of our common stock is sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share of our common stock. The shares of common stock, the pre-funded warrants, and shares of common stock underlying the pre-funded warrants, are sometimes collectively referred to herein as the “securities” in this prospectus supplement.
Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “QTI” and our public warrants are traded in the over-the-counter (OTC) market under the symbol “QTIWW”. On May 14, 2026, the closing price of our common stock was $6.72, and on May 14, 2026, the closing price for our public warrants was $0.27. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the U.S. Securities and Exchange Commission (the “SEC”), and are subject to reduced public company reporting requirements. This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$5.00	$4.999900	$9,999,920.00
Underwriting discounts and commissions(1)	$0.35	$0.349993	$699,994.40
Proceeds to us, before expenses	$4.65	$4.649907	$9,299,925.60
__________________
(1)See “Underwriting” for a description of the compensation payable to the underwriters.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 8 of the accompanying prospectus, and in the documents incorporated by reference herein. You should read the entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, carefully, before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock and pre-funded warrants to purchasers on or about May 18, 2026.

Sole Book-Running Manager
Ladenburg Thalmann
Co-Manager
Northland Capital Markets
Prospectus Supplement dated May 15, 2026

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated April 3, 2026, included in our registration statement on Form S-3 (File No. 333-294705), along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.
To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date–for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under the shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock and pre-funded warrants is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference” of this prospectus supplement, before investing in our securities.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Prior to March 4, 2024, we were known as GigCapital5, and QTI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of GigCapital5 (“Merger Sub”). On December 8, 2022, we entered into a Business Combination Agreement, as amended, (the “Business Combination Agreement”) with QT Imaging, Inc., a Delaware corporation (“QT Imaging”), pursuant to which on March 4, 2024, Merger Sub merged with and into QT Imaging, with QT Imaging surviving the merger as a wholly owned subsidiary of GigCapital5 (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement and any other agreement executed and delivered in connection therewith, the “Business Combination”). Following the closing of the Business Combination, GigCapital5 was renamed as “QT Imaging Holdings, Inc.” and is referred to as the “Company” or “QT Imaging Holdings.” Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “QT Imaging Holdings,” “we,” “us,” “our” and similar terms refer to QT Imaging Holdings, Inc. (f/k/a GigCapital5, Inc.). References to “GigCapital5” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements in this prospectus supplement and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus supplement, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.
These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this prospectus supplement, the accompanying prospectus and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•changes in applicable laws or regulations;
•the outcome of any legal proceedings against the Company;
•the financial and business performance of the Company, including financial projections and business metrics and any underlying assumptions thereunder;
•the Company’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy;
•risks relating to the Company’s operations and business, including information technology and cybersecurity risks, loss of customers and deterioration in relationships between the Company and its employees;
•risks related to increased competition;
•risks that the Company experiences difficulties in managing its growth and expanding operations;
•the impact of geopolitical, macroeconomic and market conditions;
•the ability to successfully select, execute or integrate future acquisitions into the business; and
•other risks and uncertainties set forth in this prospectus supplement in the section entitled “Risk Factors” beginning on page S-10.
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this prospectus supplement. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this prospectus supplement. Accordingly, undue reliance should not be placed upon the forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in the sections entitled “Risk Factors,” and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.
The Company
On December 8, 2022, GigCapital5, our legal predecessor company and a special purpose acquisition company which was incorporated in Delaware in 2021, entered into a Business Combination Agreement with its wholly owned subsidiary, Merger Sub and QT Imaging, Inc. When the Business Combination closed on March 4, 2024, Merger Sub merged with and into QT Imaging, Inc. with QT Imaging, Inc. the surviving company in such Merger, and after giving effect to the Business Combination, QT Imaging, Inc. became a wholly owned subsidiary of GigCapital5, which was renamed as QT Imaging Holdings, Inc.
QT Imaging, Inc. was incorporated in Delaware on December 31, 2020 by converting from its predecessor, QT Ultrasound LLC (“QT Ultrasound”), which was a limited liability company formed in 2012 to focus on the research, development, and commercialization of innovative body imaging systems using low energy sound. On that date, QT Ultrasound changed its name from QT Ultrasound LLC to QT Imaging, Inc. and revoked the limited liability company election status by the incorporation.
QT Imaging Holdings, Inc. is headquartered in Novato, California.
Overview
A Novel Body Imaging Technology
The Company—with the support of nearly $18 million in financial support from the U.S. National Institutes of Health—has developed a novel, comprehensive body imaging technology designed to produce high-resolution volumetric images of breast tissue using low-energy transmitted sound. The technology is based on ultra-low frequency transmitted and reflected sound waves and utilizes a proprietary sound back-scatter design together with inverse-scattering reconstruction algorithms to generate quantitative three-dimensional images of tissue properties.
The Company is a medical device company founded in 2012 and engaged in the research, development, and commercialization of innovative body imaging systems using low energy sound. The Company believes that medical imaging, and in particular 3D imaging, is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable and accessible. The Company’s goal is to improve global health outcomes through the development and commercialization of imaging devices that address critical healthcare challenges with accuracy and precision.
The Company’s opportunity in breast imaging is to shorten the time to diagnosis for women with cancer and to provide reassurance for women who do not have the disease while delivering an improved patient experience and lower cost compared to the current standard of care.
The Company’s technology (the “QT Breast Scanner”) provides automated 3D imaging of the breast without ionizing radiation and without breast compression, enabling high-resolution volumetric imaging and quantitative analysis of breast tissue.
The Breast Acoustic CT™ Scanner
The QT Breast Scanner is a fixed, stationary, mechanical scanner used to evaluate the breast without the use of either ionizing radiation or compression associated with mammography, or the injections required for breast MRI. With the QT Breast Scanner, the patient lies comfortably on a table which contains an opening through which the breast is immersed in a warm water bath (see Image 1) and gently immobilized using a magnetic retention pad fixed to a magnetic rod.
The QT Breast Scanner
Image 1
The current QT Breast Scanner, the Breast Acoustic CT™ scanner, developed by the Company is a Class II device subject to premarket notification and clearance under Section 510(k) of the Federal Food, Drug, and Cosmetic Act (the “FDCA”). On August 23, 2016, QT Ultrasound submitted a Section 510(k) Summary of Safety and Effectiveness application for the QT Breast Scanner in accordance with 21 CFR 807.92 under 510(k) Number K162372. As part of meeting the general requirements for basic safety and essential performance of the QT Breast Scanner (formerly, QT Ultrasound Breast Scanner) pursuant to AAMI ES60601-1:2005/(R)2012 and A1:2012 Medical Electrical Equipment, testing was conducted by Intertek, an independent testing laboratory located in Menlo Park, CA. Intertek also conducted applicable testing pursuant to IEC 60601-1-6 Edition 3.1 2013-10—Medical Electrical Equipment Part 1-6 General Requirements for Safety—Collateral Standard: Usability. In addition, QT Ultrasound conducted, and Intertek witnessed, all applicable testing pertaining to the requirements for the safety of ultrasonic medical diagnostic and monitoring equipment and to demonstrate compliance with the Acoustic Output Measurement Standard for Diagnostic Ultrasound Equipment. This test on acoustic output was pursuant to IEC 60601-2-37 Edition 2.0.2007—Medical Electrical Equipment—Part 2-37: Particular Requirements for the Basic Safety and Essential Performance of Ultrasonic Medical Diagnostic and Monitoring Equipment. Finally, system verification testing was conducted to ensure that the QT Breast Scanner met all design and other requirements including but not limited to that no new issues of safety or effectiveness compared to the predicate device, the SoftVue System manufactured by Delphinus Medical Technologies, were raised.
On June 6, 2017, the U.S. Food and Drug Administration (“FDA”), in response to the Company’s Section 510(k) Summary of Safety and Effectiveness premarket notification, determined that the QT Breast Scanner is substantially equivalent to the predicate device under 510(k) Number K162372.
On August 31, 2022, the FDA granted a further 510(k) clearance (K220933) for the Company’s QT Scanner 2000 Model A, which enables the system to calculate quantitative measurements of breast fibroglandular tissue volume and the ratio of fibroglandular tissue volume to total breast volume based on reflection-mode and transmission-mode ultrasound images. These measurements may assist clinicians in assessing breast density and monitoring changes in breast tissue over time.
On March 10, 2026, the FDA granted an additional 510(k) clearance for an enhanced configuration of the Company’s Breast Acoustic CT scanner designed to improve imaging coverage of posterior breast tissue. The updated configuration incorporates a tilted transmitter geometry, which enhances tomographic visualization of breast tissue located near the chest wall—an area that can be challenging to image with conventional breast imaging approaches. This enhancement expands the scanner’s imaging coverage and supports more complete visualization of posterior breast anatomy while continuing to generate volumetric tomographic images using reflection-mode and transmission-mode ultrasound data.
Cloud SaaS Platform
The Company's Cloud software-as-a-service (“SaaS”) platform will serve as the unified delivery framework for upcoming artificial intelligence and machine learning algorithms developed by the Company. Leveraging DICOM-

compatible architecture, the Company will integrate these modules through the cloud for quantitative feature extraction and diagnostic decision support. Built on advanced acoustic signal analysis and volumetric data fusion, the algorithms will be deployed through the cloud infrastructure to enable real-time or near-real-time analysis of imaging data.
This approach will enable future artificial intelligence-driven capabilities, including automated lesion segmentation, volumetric tissue characterization, and computer-aided diagnostic support, to be securely delivered to connected QT Breast Scanners without requiring on-premise software updates. As quantitative biomarkers allow imaging to move beyond detection toward diagnostic and prognostic precision through quantitative imaging, the Company’s goal is to build a biomarker-driven Cloud SaaS platform that evolves the business from a hardware manufacturer into a precision imaging platform combining hardware, software, and cloud-based artificial intelligence modules.
Sales and Marketing Strategy
The Company drives continued growth through a focused commercial expansion plan. In the United States, the Company plans to strengthen its market presence through a hybrid commercialization model that combines strategic collaborations with targeted direct initiatives. A key component of this approach is leveraging its collaboration with NXC Imaging, Inc. (“NXC”), a wholly owned subsidiary of Canon Medical USA, Inc. (“CMSU”), and CMSU’s parent, Canon Medical Systems Corporation (“CMSC”, and collectively referred to with CMSU as “Canon”), which provides access to established sales infrastructure, market relationships, and distribution capabilities. This collaboration will be complemented by the Company’s own direct commercial initiatives aimed at expanding clinical partnerships, supporting early adopter sites, and building deeper engagement within the breast imaging community.
As part of its U.S. market development strategy, the Company also intends to undertake a multigenerational outreach and advocacy campaign focused on increasing awareness around breast health and early screening. This initiative will emphasize the theme “Women’s Health = Women’s Empowerment,” positioning proactive health management as a core component of personal and societal empowerment. The campaign is expected to leverage celebrity endorsements and thought leaders to generate earned media exposure and foster broad engagement across multiple generations of women. By combining advocacy, education, and public awareness, the Company aims to encourage earlier and more consistent participation in breast health screening while increasing visibility for new, patient-friendly imaging technologies.
In parallel with its U.S. growth strategy, the Company intends to expand into international markets, beginning with the Gulf Cooperation Council (GCC) region. The Company has established strategic distribution relationships with Gulf Medical Co. (“GMC”) for the Kingdom of Saudi Arabia and Al Naghi Medical Company (“Al Naghi”) for the United Arab Emirates (the “UAE”). These partnerships are expected to provide strong regional market access through organizations with deep experience in medical technology distribution and established relationships with leading healthcare institutions.
Regulatory processes for both the Kingdom of Saudi Arabia and the United Arab Emirates are already underway, and the Company expects the required certifications to be in place in the near term, enabling commercial deployment in these markets.
Beyond these initial GCC markets, the Company is actively engaged in discussions to establish additional strategic distribution partnerships across the broader GCC region, including Kuwait, Qatar, Oman, and Bahrain. These markets represent attractive opportunities due to their growing healthcare infrastructure, increasing focus on early cancer detection, and openness to innovative medical technologies.
Looking further ahead, the Company intends to explore expansion into European and other international markets such as Australia and New Zealand (ANZ), South Korea, South Asia, and the Association of Southeast Asian Nations (ASEAN) through carefully selected distribution partnerships. This expansion will be supported by well-orchestrated market creation strategies, including collaborations with leading clinical institutions and research organizations to generate clinical evidence, build physician awareness, and support regulatory and reimbursement pathways in each geography. The Company is also working closely with Canon’s Japan operations (where Canon is headquartered) and a prominent luminary in Japan to explore opportunities within the Japanese market. Registration activities for Europe are planned to commence later this year, with other geographies that accept EU registration to be pursued subsequently.
Through this coordinated approach—combining technology innovation, precision diagnostic software capabilities, strong commercial partnerships, and strategic geographic expansion—the Company aims to build a scalable global platform for next-generation breast imaging and diagnostics.
Intellectual Property, Patents
QT Imaging has multiple U.S., PCT, and European patents and patent applications. The table below shows our utility patents and utility patent applications:

JURISDICTION	NUMBER	TITLE	DATE FILED	DATE GRANTED	EXPIRATION DATE	OWNER
US	US8827908B2	APPARATUS FOR ULTRASOUND IMAGING	6/30/2011	9/9/2014	6/29/2032	QT Imaging, Inc. and Esaote SpA
US	US9392994B2	APPARATUS AND METHOD FOR ULTRASOUND IMAGING WITH CONTRAST AGENTS	4/5/2011	7/19/2016	11/19/2034	QT Imaging, Inc. and Esaote SpA
US	US7771360B2	BREAST SCANNING SYSTEM	4/8/2004	8/10/2010	6/10/2029	QT Imaging, Inc.
US	US8366617B2	BREAST SCANNING SYSTEM	5/14/2008	2/5/2013	11/18/2031	QT Imaging, Inc.
US	US7699783B2	METHOD FOR IMAGING AND TREATING A BREAST	6/15/2005	4/20/2010	1/23/2027	QT Imaging, Inc.
EP DE FR GB ES IT NL	EP2148612B1	BREAST SCANNING SYSTEM	5/14/2008	1/6/2021	5/14/2028	QT Imaging, Inc.
US	US10765402B2	AUTOMATIC LATERALITY IDENTIFICATION FOR ULTRASOUND TOMOGRAPHY SYSTEMS	11/23/2016	9/8/2020	12/1/2038	QT Imaging, Inc.
US	US8246543B2	IMAGING METHOD UTILIZING ATTENUATION AND SPEED PARAMETERS IN INVERSE SCATTERING TECHNIQUES	5/14/2008	8/21/2012	3/8/2031	QT Imaging, Inc.
EP	EP3843627A4	APPLICATION OF MACHINE LEARNING TO ITERATIVE AND MULTIMODALITY IMAGE RECONSTRUCTION	8/30/2019	PENDING		QT Imaging, Inc.
US	US11170544B2	APPLICATION OF MACHINE LEARNING TO ITERATIVE AND MULTIMODALITY IMAGE RECONSTRUCTION	8/30/2019	11/9/2021	8/30/2039	QT Imaging, Inc.
US	US10433818B2	COLOR CODING AN IMAGE FOR IDENTIFYING ANATOMY USING QUANTITATIVE TRANSMISSION ULTRASOUND TOMOGRAPHY	12/8/2017	10/8/2019	6/12/2038	QT Imaging, Inc.
US	US20250259347	MEDICAL IMAGING TECHNIQUES INCLUDING ADAPTIVE RECONSTRUCTION	9/18/2024	PENDING		QT Imaging, Inc.
PCT	US2025/47006	MEDICAL IMAGING TECHNIQUES INCLUDING ADAPTIVE RECONSTRUCTION	9/18/2025	PENDING		QT Imaging, Inc.
US	US20250259347	EVALUATION OF TOPOLOGICAL COMPLEXITY AND GENERATION OF QUANTITATIVE MARKERS IN MEDICAL IMAGES	11/21/2024	PENDING		QT Imaging, Inc.
PCT	US2025/56419	EVALUATION OF TOPOLOGICAL COMPLEXITY AND GENERATION OF QUANTITATIVE MARKERS IN MEDICAL IMAGES	11/20/2025	PENDING		QT Imaging, Inc.
US	US20250258292	TILTED TRANSMITTER WITH ADDITIONAL K-SPACE COVERAGE	2/11/2025	PENDING		QT Imaging, Inc.
PCT	US2026/14963	IMAGING SYSTEMS HAVING A REFLECTIONS ARRAY WITH VARIABLE POSITION AND DIMENSION	2/11/2026	PENDING		QT Imaging, Inc.
PCT	US2026/14962	ADAPTABLE C-SHAPED SCAN HEAD WITH MEMBRANE-DEFINED VARIABLE APERTURE	2/11/2026	PENDING		QT Imaging, Inc.
PCT	US2026/14961	IMAGING APPARATUS AND METHODS USING A MEMBRANE-DEFINED VARIABLE APERTURE WITH PARTIAL AND SYNTHETIC ROTATION	2/11/2026	PENDING		QT Imaging, Inc.

Recent Developments
On May 12, 2026, the Company and Lynrock Lake Master Fund LP (“Lynrock Lake”) entered into the Second Amendment to the Lynrock Lake Credit Agreement to extend the maturity date of the term loan with Lynrock Lake from March 31, 2027 to March 31, 2029 and to increase the interest rate from 10% to 12% per annum.
Corporate Information
GigCapital5, our predecessor company, was incorporated in the State of Delaware in January 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving GigCapital5 and one or more businesses. GigCapital5 completed its initial public offering in September 2021. We have two wholly owned operating subsidiaries: QT Imaging, Inc. and QT Ultrasound Labs, Inc. QT Imaging was initially incorporated under the laws of the State of Delaware in 2012. In March 2024, Merger Sub merged with and into QT Imaging, and QT Imaging as the surviving corporation became a wholly-owned direct subsidiary of GigCapital5. In connection with the Business Combination, GigCapital5 changed its name to QT Imaging Holdings, Inc. The corporate office of QT Imaging Holdings, Inc. is located at 3 Hamilton Landing, Suite 160, Novato, CA 94949 and its telephone number is (415) 842-7250.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of GigCapital5’s IPO (September 28, 2026), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the SEC. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
As a result, the information in this prospectus supplement and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Common stock offered by us	1,200,000 shares of our common stock.

Pre-funded warrants offered by us	We are also offering, in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase up to 800,000 shares of our common stock.

Each pre-funded warrant will have an initial exercise price per share of $0.0001, subject to certain adjustments. The purchase price of each pre-funded warrant is equal to the price at which the share of our common stock is being sold in this offering, minus $0.0001. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For more information, see the section titled “Description of Pre-Funded Warrants” on page S-17 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.

Common stock outstanding immediately prior to this offering	12,042,500 shares of common stock.

Common stock to be outstanding immediately after this offering*	13,242,500 shares of common stock assuming none of the pre-funded warrants issued in this offering are exercised.

Use of proceeds
We estimate that our net proceeds from this offering will be approximately $9.0 million, excluding the proceeds, if any, from the exercise of the pre-funded warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors
Your investment in our common stock involves substantial risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Market for securities	Our common stock is traded on Nasdaq under the symbol “QTI.” There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system.
* The number of shares of our common stock expected to be outstanding immediately after this offering is based on 12,042,500 shares of our common stock outstanding as of May 14, 2026, and excludes:
•948,257 shares of common stock issuable upon the exercise of stock options outstanding as of May 14, 2026, at a weighted-average exercise price of $2.59 per share;
•108,333 shares of common stock issuable upon the exercise of stock options outstanding as of May 14, 2026, at a weighted-average exercise price of $7.47 per share;
•835,011 shares of common stock issuable upon the vesting and settlement of restricted stock unit awards, or RSUs, outstanding as of May 14, 2026;
•114,480 shares of common stock reserved for future issuance under our 2024 Equity Incentive Plan as of May 14, 2026;

•7,882,807 shares of our common stock available for issuance upon exercise of warrant agreement warrants as of May 14, 2026, at an exercise price of $6.90 per share;
•24,396,416 shares of our common stock available for issuance upon exercise of Lynrock Lake warrants as of May 14, 2026, at an exercise price of $1.0002 per share;
•1,458,314 shares of our common stock available for issuance upon exercise of November 2024 PIPE warrants as of May 14, 2026, at an exercise price of $2.016 per share;
•523,286 shares of our common stock available for issuance upon exercise of ten year common warrants as of May 14, 2026, at an exercise price of $2.16 per share;
•68,447 shares of our common stock available for issuance upon exercise of Recanati warrants as of May 14, 2026, at an exercise price of $3.36 per share;
•4,040,272 shares of our common stock available for issuance upon exercise of subscription warrants as of May 14, 2026, at an exercise price of $4.50 per share;
•1,808,055 shares of our common stock available for issuance upon exercise of pre-funded warrants as of May 14, 2026, at an exercise price of $0.0003 per share;
•48,214 shares of our common stock available for issuance upon exercise of January 2026 PIPE warrants as of May 14, 2026, at an exercise price of $6.43 per share; and
•Up to 800,000 shares of our common stock issuable on exercise of the pre-funded warrants issued in this offering.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants to purchase our common stock, no vesting or settlement of RSUs described above after May 14, 2026, and no exercise of the pre-funded warrants we are offering to certain investors in this offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus supplement, in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K, and any subsequent Current Reports on Form 8-K and incorporated by reference herein, together with all other information contained in this prospectus supplement and in our filings with the SEC that we have incorporated by reference in this prospectus supplement. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common stock and you may lose all or part of your investment.
Risks Related to this Offering and the Securities Offered Hereby
If you purchase securities in this offering, you may suffer immediate and substantial dilution of your investment.
The offering price per share (or pre-funded warrant) in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase securities in this offering, you will pay an offering price per share (or pre-funded warrant) that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. Our historical net tangible book value as of March 31, 2026 was $3.8 million, or $0.32 per share. After giving effect to this offering at the offering price of $5.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (but excluding the shares of common stock to be issued and the proceeds received, if any, from exercises of the pre-funded warrants offered hereby), you will experience immediate dilution of $4.03 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering (but without giving effect to the exercise of pre-funded warrants offered hereby) at the offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
We have broad discretion over the use of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion over the application of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash and cash equivalents and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash and cash equivalents and marketable securities and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending the use of the net proceeds from this offering, we may invest such net proceeds in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share (or pre-funded warrant) paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The trading price of the shares of our common stock could be highly volatile, and purchasers of our common stock could incur substantial losses.
The trading price of our common stock is highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The volatility of our common stock may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2025, and the other documents incorporated by reference herein and therein.
As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, Nasdaq and the stock of medical technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.
Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.
Sales of a substantial number of shares of our common stock, or other equity-related securities in the public markets, could depress the market price of our common stock. This offering may contribute to a depressed market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline further, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.
There is no public market for the pre-funded warrants being offered by us in this offering.
There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited. We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.
Holders of the pre-funded warrants will have no rights as common stockholders until they acquire our common stock.
Until you acquire shares of our common stock upon exercise of the pre-funded warrants, you will have no rights with respect to our common stock issuable upon exercise of the pre-funded warrants, including the right to vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.
Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.
A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99%, as the case may be, of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the pre-funded warrant unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.
We do not intend to pay dividends on our common stock in the foreseeable future.
We have never paid cash dividends on our common stock. We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common stock. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our common stock. We cannot be certain that our common stock will appreciate in price.
If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”
If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our common stock that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised such pre-funded warrants for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants is available.

USE OF PROCEEDS
We expect that the net proceeds from our issuance and sale of 1,200,000 shares of our common stock and pre-funded warrants to purchase up to 800,000 shares of our common stock in this offering will be approximately $9.0 million, excluding the proceeds, if any, from the exercise of the pre-funded warrants offered hereby, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending use of net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DILUTION
If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock or pre-funded warrant in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.
As of March 31, 2026, we had a historical net tangible book value of $3.8 million, or $0.32 per share of common stock, based on 12,042,500 shares of common stock outstanding. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.
After giving effect to the sale of (i) 1,200,000 shares of our common stock in this offering at the offering price of $5.00 per share and (ii) pre-funded warrants to purchase up to 800,000 shares of our common stock in this offering at the offering price minus $0.0001 (excluding, in each case, the shares of common stock to be issued and the proceeds received, if any, from exercises of the pre-funded warrants), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $12.8 million, or $0.97 per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $0.65 per share to our existing stockholders and an immediate dilution of $4.03 per share to investors purchasing our securities in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share (or pre-funded warrant)		$5.00
Historical net tangible book value per share as of March 31, 2026	$0.32
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$0.65
As adjusted net tangible book value per share after this offering		$0.97
Dilution in net tangible book value per share to investors purchasing shares in this offering		$4.03
Assuming the pre-funded warrants were immediately and fully exercised, this would result in an as adjusted net tangible book value, after giving effect to this offering and warrant exercise, of $12.8 million, or $0.91 per share. This represents an increase in net tangible book value of $0.59 per share to existing stockholders and dilution in net tangible book value per share of $4.09 to new investors participating in this offering.
The number of shares of our common stock to be outstanding after this offering set forth above is based on 12,042,500 shares of our common stock outstanding as of March 31, 2026, and excludes the 800,000 shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering. The number of shares outstanding as of March 31, 2026, unless otherwise indicated, excludes:
•992,702 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, at a weighted-average exercise price of $2.59 per share;
•108,333 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, at a weighted-average exercise price of $7.47 per share;
•838,730 shares of common stock issuable upon the vesting and settlement of RSUs outstanding as of March 31, 2026;
•66,316 shares of common stock reserved for future issuance under our 2024 Equity Incentive Plan as of March 31, 2026;
•7,882,807 shares of our common stock available for issuance upon exercise of warrant agreement warrants as of March 31, 2026, at an exercise price of $6.90 per share;
•24,396,416 shares of our common stock available for issuance upon exercise of Lynrock Lake warrants as of March 31, 2026, at an exercise price of $1.0002 per share;

•1,458,314 shares of our common stock available for issuance upon exercise of November 2024 PIPE warrants as of March 31, 2026, at an exercise price of $2.016 per share;
•523,286 shares of our common stock available for issuance upon exercise of ten year common warrants as of March 31, 2026, at an exercise price of $2.16 per share;
•68,447 shares of our common stock available for issuance upon exercise of Recanati warrants as of March 31, 2026, at an exercise price of $3.36 per share;
•4,040,272 shares of our common stock available for issuance upon exercise of subscription warrants as of March 31, 2026, at an exercise price of $4.50 per share;
•1,808,055 shares of our common stock available for issuance upon exercise of pre-funded warrants as of March 31, 2026, at an exercise price of $0.0003 per share; and
•48,214 shares of our common stock available for issuance upon exercise of January 2026 PIPE, at an exercise price of $6.43 per share.
To the extent that options or warrants outstanding as of March 31, 2026 or pre-funded warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
We have not yet determined whether the pre-funded warrants will be classified and accounted for as liabilities or as stockholders’ equity.

DIVIDEND POLICY
The Company has not paid any cash dividends on its common stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Company’s board of directors (the “Board”) and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future.

DESCRIPTION OF PRE-FUNDED WARRANTS
General
The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99%, or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.
The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price
Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.0001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round down to the next whole share.
Cashless Exercise
If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability
Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.
Exchange Listing
There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.
Right as a Stockholder
Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the pre-funded warrant will have the right to require us or the successor entity to purchase the remaining unexercised portion of the pre-funded warrant in cash in an amount equal to a Black Scholes Value as defined in the pre-funded warrant.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated May 15, 2026, by and between us and Ladenburg Thalmann & Co. Inc., as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the respective number of shares of common stock and pre-funded warrants shown opposite its name below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Ladenburg Thalmann & Co. Inc.	960,000	640,000
Northland Securities, Inc.	240,000	160,000
Total	1,200,000	800,000
We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this prospectus supplement. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.21 per share of common stock.
The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.
No action has been taken by us or the underwriters that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.
The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
Underwriting Discount, Commissions and Expenses
The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$5.00	$4.999900	$9,999,920.00
Underwriting discounts and commissions paid by us	$0.35	$0.349993	$699,994.40
Proceeds to us, before expenses	$4.65	$4.649907	$9,299,925.60
Pursuant to the underwriting agreement, we will pay the underwriters, concurrently with the closing of this offering, an underwriting fee equal to 7.0% of the aggregate purchase price paid by each purchaser of securities that are placed in this offering. We have also agreed to reimburse the representative for certain of its offering-related expenses, for its legal fees and expenses and other accountable out-of-pocket expenses in an amount up to $80,000.
Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $300,000.

Lock-up Agreements
Each of our officers and directors have agreed with the underwriters to be subject to a lock-up period of ninety (90) days following the closing of this offering, subject to certain exceptions. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.
We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our equity securities from the date of this prospectus for a period of ninety (90) days following the closing of this offering, subject to certain exceptions. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
Determination of Offering Price
The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors that will be considered in determining the final public offering price:
•our history and prospects;
•the industry in which we operate;
•our past and present operating results; and
•the general condition of the securities markets at the time of this offering.
The public offering price stated on the cover page of this prospectus supplement should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.
Right of First Refusal
We have granted the representative a right of first refusal, for a period of nine months from the expiration of the initial term of that investment banking agreement dated April 2, 2026, as amended, to act as lead bookrunner, exclusive placement agent, at the representative’s sole and exclusive discretion, for each and every future financing to be undertaken by us. If the Company terminates the representative for cause, in compliance with FINRA Rule 5110(g) (5)(B), then no such right of first refusal will be granted to the representative. Notwithstanding anything to the contrary contained in this paragraph, in accordance with FINRA Rule 5110(g)(6)(A)(i), any such right of first refusal described in this paragraph shall not have a duration of more than three years from the commencement of sales in the offering or the termination date of the term of the Underwriting Agreement.
Electronic Distribution
This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Stabilization, Short Positions and Penalty Bids
The underwriters may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:
•Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
•Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
•Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Except for services provided in connection with this offering and described below, the representative has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement.

LEGAL MATTERS
DLA Piper LLP (US), San Francisco, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the securities offered hereby. Sichenzia Ross Ference Carmel LLP, New York, New York, has acted as counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of QT Imaging Holdings, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is https://www.qtimaging.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 13, 2026; and
•our Current Reports on Form 8-K filed with the SEC on January 20, 2026, January 23, 2026, January 27, 2026, and February 6, 2026, and filed with the SEC at 08:13:59a.m. EDT on March 25, 2026.
The information incorporated by reference into this prospectus supplement is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus supplement.
You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.
If we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

PROSPECTUS
QT IMAGING HOLDINGS, INC.
Up to $100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may, from time to time in one or more offerings, offer and sell up to $100.0 million in the aggregate principal amount of our common stock, par value $0.0001 per share (“Common Stock”), preferred stock, debt securities, warrants and/or units, in one or more series or classes and in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.
We may offer these securities separately or together in units. This prospectus provides a general description of the securities we may offer. Each time we sell securities described herein, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. Please read carefully this prospectus, the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference before you invest in any of our securities. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.
You should read this prospectus and any prospectus supplement of amendment carefully before you invest in our securities. Our Common Stock is traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “QTI,” and our public warrants are traded in the over-the-counter (OTC) market under the symbol “QTIWW.” On March 26, 2026, the closing price of our Common Stock was $6.30, and on March 26, 2026, the closing price for our public warrants was $0.33.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the U.S. Securities and Exchange Commission (the “SEC”) ,and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 8 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.
Neither the U.S. Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using the “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100.0 million.
This prospectus provides a general description of the securities we may offer. Each time we sell securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
You may rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in the section of this prospectus titled “Where You Can Find More Information.”
Prior to March 4, 2024, we were known as GigCapital5, and QTI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of GigCapital5 (“Merger Sub”). On December 8, 2022, we entered into a Business Combination Agreement, as amended, (the “Business Combination Agreement”) with QT Imaging, Inc., a Delaware corporation (“QT Imaging”), pursuant to which on March 4, 2024, Merger Sub merged with and into QT Imaging, with QT Imaging surviving the merger as a wholly owned subsidiary of GigCapital5 (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement and any other agreement executed and delivered in connection therewith, the “Business Combination”). Following the closing of the Business Combination (the “Closing”), GigCapital5 renamed as “QT Imaging Holdings, Inc.” will be referred to as the “Company” or “QT Imaging Holdings.” Unless the context indicates otherwise, references in this prospectus to the “Company,” “QT Imaging Holdings,” “we,” “us,” “our” and similar terms refer to QT Imaging Holdings, Inc. (f/k/a GigCapital5, Inc.). References to “GigCapital5” refer to our predecessor company prior to the consummation of the Business Combination.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements in this prospectus and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•changes in applicable laws or regulations;
•the outcome of any legal proceedings against the Company;
•the financial and business performance of the Company, including financial projections and business metrics and any underlying assumptions thereunder;
•the Company’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy;
•risks relating to the Company’s operations and business, including information technology and cybersecurity risks, loss of customers and deterioration in relationships between the Company and its employees;
•risks related to increased competition;
•risks that the Company experiences difficulties in managing its growth and expanding operations;
•the impact of geopolitical, macroeconomic and market conditions;
•the ability to successfully select, execute or integrate future acquisitions into the business; and
•other risks and uncertainties set forth in this prospectus in the section entitled “Risk Factors” beginning on page 8.
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this prospectus. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. All forward- looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements.

OUR COMPANY
This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections entitled “Risk Factors,” before making an investment decision.
The Company
On December 8, 2022, GigCapital5, our legal predecessor company and a special purpose acquisition company which was incorporated in Delaware in 2021, entered into a Business Combination Agreement with its wholly owned subsidiary, Merger Sub and QT Imaging, Inc. When the Business Combination closed on March 4, 2024, Merger Sub merged with and into QT Imaging, Inc. with QT Imaging, Inc. the surviving company in such Merger, and after giving effect to the Business Combination, QT Imaging, Inc. became a wholly owned subsidiary of GigCapital5, which was renamed as QT Imaging Holdings, Inc.
QT Imaging, Inc. was incorporated in Delaware on December 31, 2020 by converting from its predecessor, QT Ultrasound LLC (“QT Ultrasound”), which was a limited liability company formed in 2012 to focus on the research, development, and commercialization of innovative body imaging systems using low energy sound. On that date, QT Ultrasound changed its name from QT Ultrasound LLC to QT Imaging, Inc. and revoked the limited liability company election status by the incorporation.
QT Imaging Holdings, Inc. is headquartered in Novato, California.
Overview
A Novel Body Imaging Technology
The Company—with the support of nearly $18 million in financial support from the U.S. National Institutes of Health—has developed a novel, comprehensive body imaging technology designed to produce high-resolution volumetric images of breast tissue using low-energy transmitted sound. The technology is based on ultra-low frequency transmitted and reflected sound waves and utilizes a proprietary sound back-scatter design together with inverse-scattering reconstruction algorithms to generate quantitative three-dimensional images of tissue properties.
The Company is a medical device company founded in 2012 and engaged in the research, development, and commercialization of innovative body imaging systems using low energy sound. The Company believes that medical imaging, and in particular 3D imaging, is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable and accessible. The Company’s goal is to improve global health outcomes through the development and commercialization of imaging devices that address critical healthcare challenges with accuracy and precision.
The Company’s opportunity in breast imaging is to shorten the time to diagnosis for women with cancer and to provide reassurance for women who do not have the disease while delivering an improved patient experience and lower cost compared to the current standard of care.
The Company’s technology (the “QT Breast Scanner”) provides automated 3D imaging of the breast without ionizing radiation and without breast compression, enabling high-resolution volumetric imaging and quantitative analysis of breast tissue.
The Breast Acoustic CT™ Scanner
The QT Breast Scanner is a fixed, stationary, mechanical scanner used to evaluate the breast without the use of either ionizing radiation or compression associated with mammography, or the injections required for breast MRI. With the QT Breast Scanner, the patient lies comfortably on a table which contains an opening through which the breast is immersed in a warm water bath (see Image 1) and gently immobilized using a magnetic retention pad fixed to a magnetic rod.
The QT Breast Scanner
Image 1
The current QT Breast Scanner, the Breast Acoustic CT™ scanner, developed by the Company is a Class II device subject to premarket notification and clearance under Section 510(k) of the Federal Food, Drug, and Cosmetic Act (the “FDCA”). On August 23, 2016, QT Ultrasound submitted a Section 510(k) Summary of Safety and Effectiveness application for the QT Breast Scanner in accordance with 21 CFR 807.92 under 510(k) Number K162372. As part of meeting the general requirements for basic safety and essential performance of the QT Breast Scanner (formerly, QT Ultrasound Breast Scanner) pursuant to AAMI ES60601-1:2005/(R)2012 and A1:2012 Medical Electrical Equipment, testing was conducted by Intertek, an independent testing laboratory located in Menlo Park, CA. Intertek also conducted applicable testing pursuant to IEC 60601-1-6 Edition 3.1 2013-10—Medical Electrical Equipment Part 1-6 General Requirements for Safety—Collateral Standard: Usability. In addition, QT Ultrasound conducted, and Intertek witnessed, all applicable testing pertaining to the requirements for the safety of ultrasonic medical diagnostic and monitoring equipment and to demonstrate compliance with the Acoustic Output Measurement Standard for Diagnostic Ultrasound Equipment. This test on acoustic output was pursuant to IEC 60601-2-37 Edition 2.0.2007—Medical Electrical Equipment—Part 2-37: Particular Requirements for the Basic Safety and Essential Performance of Ultrasonic Medical Diagnostic and Monitoring Equipment. Finally, system verification testing was conducted to ensure that the QT Breast Scanner met all design and other requirements including but not limited to that no new issues of safety or effectiveness compared to the predicate device, the SoftVue System manufactured by Delphinus Medical Technologies, were raised.
On June 6, 2017, the U.S. Food and Drug Administration (“FDA”), in response to the Company’s Section 510(k) Summary of Safety and Effectiveness premarket notification, determined that the QT Breast Scanner is substantially equivalent to the predicate device under 510(k) Number K162372.
On August 31, 2022, the FDA granted a further 510(k) clearance (K220933) for the Company’s QT Scanner 2000 Model A, which enables the system to calculate quantitative measurements of breast fibroglandular tissue volume and the ratio of fibroglandular tissue volume to total breast volume based on reflection-mode and transmission-mode ultrasound images. These measurements may assist clinicians in assessing breast density and monitoring changes in breast tissue over time.
On March 10, 2026, the FDA granted an additional 510(k) clearance for an enhanced configuration of the Company’s Breast Acoustic CT scanner designed to improve imaging coverage of posterior breast tissue. The updated configuration incorporates a tilted transmitter geometry, which enhances tomographic visualization of breast tissue located near the chest wall—an area that can be challenging to image with conventional breast imaging approaches. This enhancement expands the scanner’s imaging coverage and supports more complete visualization of posterior breast anatomy while continuing to generate volumetric tomographic images using reflection-mode and transmission-mode ultrasound data.

Cloud SaaS Platform
The Company's Cloud software-as-a-service (“SaaS”) platform will serve as the unified delivery framework for upcoming artificial intelligence and machine learning algorithms developed by the Company. Leveraging DICOM-compatible architecture, the Company will integrate these modules through the cloud for quantitative feature extraction and diagnostic decision support. Built on advanced acoustic signal analysis and volumetric data fusion, the algorithms will be deployed through the cloud infrastructure to enable real-time or near-real-time analysis of imaging data.
This approach will enable future artificial intelligence-driven capabilities, including automated lesion segmentation, volumetric tissue characterization, and computer-aided diagnostic support, to be securely delivered to connected QT Breast Scanners without requiring on-premise software updates. As quantitative biomarkers allow imaging to move beyond detection toward diagnostic and prognostic precision through quantitative imaging, the Company’s goal is to build a biomarker-driven Cloud SaaS platform that evolves the business from a hardware manufacturer into a precision imaging platform combining hardware, software, and cloud-based artificial intelligence modules.
Sales and Marketing Strategy
The Company drives continued growth through a focused commercial expansion plan. In the United States, the Company plans to strengthen its market presence through a hybrid commercialization model that combines strategic collaborations with targeted direct initiatives. A key component of this approach is leveraging its collaboration with NXC Imaging, Inc. (“NXC”), a wholly owned subsidiary of Canon Medical USA, Inc. (“CMSU”), and CMSU’s parent, Canon Medical Systems Corporation (“CMSC”, and collectively referred to with CMSU as “Canon”), which provides access to established sales infrastructure, market relationships, and distribution capabilities. This collaboration will be complemented by the Company’s own direct commercial initiatives aimed at expanding clinical partnerships, supporting early adopter sites, and building deeper engagement within the breast imaging community.
As part of its U.S. market development strategy, the Company also intends to undertake a multigenerational outreach and advocacy campaign focused on increasing awareness around breast health and early screening. This initiative will emphasize the theme “Women’s Health = Women’s Empowerment,” positioning proactive health management as a core component of personal and societal empowerment. The campaign is expected to leverage celebrity endorsements and thought leaders to generate earned media exposure and foster broad engagement across multiple generations of women. By combining advocacy, education, and public awareness, the Company aims to encourage earlier and more consistent participation in breast health screening while increasing visibility for new, patient-friendly imaging technologies.
In parallel with its U.S. growth strategy, the Company intends to expand into international markets, beginning with the Gulf Cooperation Council (GCC) region. The Company has established strategic distribution relationships with Gulf Medical Co. (“GMC”) for the Kingdom of Saudi Arabia and Al Naghi Medical Company (“Al Naghi”) for the United Arab Emirates (the “UAE”). These partnerships are expected to provide strong regional market access through organizations with deep experience in medical technology distribution and established relationships with leading healthcare institutions.
Regulatory processes for both the Kingdom of Saudi Arabia and the United Arab Emirates are already underway, and the Company expects the required certifications to be in place in the near term, enabling commercial deployment in these markets.
Beyond these initial GCC markets, the Company is actively engaged in discussions to establish additional strategic distribution partnerships across the broader GCC region, including Kuwait, Qatar, Oman, and Bahrain. These markets represent attractive opportunities due to their growing healthcare infrastructure, increasing focus on early cancer detection, and openness to innovative medical technologies.
Looking further ahead, the Company intends to explore expansion into European and other international markets such as Australia and New Zealand (ANZ), South Korea, South Asia, and the Association of Southeast

Asian Nations (ASEAN) through carefully selected distribution partnerships. This expansion will be supported by well-orchestrated market creation strategies, including collaborations with leading clinical institutions and research organizations to generate clinical evidence, build physician awareness, and support regulatory and reimbursement pathways in each geography. The Company is also working closely with Canon’s Japan operations (where Canon is headquartered) and a prominent luminary in Japan to explore opportunities within the Japanese market. Registration activities for Europe are planned to commence later this year, with other geographies that accept EU registration to be pursued subsequently.
Through this coordinated approach—combining technology innovation, precision diagnostic software capabilities, strong commercial partnerships, and strategic geographic expansion—the Company aims to build a scalable global platform for next-generation breast imaging and diagnostics.
Corporate Information
GigCapital5, our predecessor company, was incorporated in the State of Delaware in January 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving GigCapital5 and one or more businesses. GigCapital5 completed its initial public offering in September 2021. We have two wholly owned operating subsidiaries: QT Imaging, Inc. and QT Ultrasound Labs, Inc. QT Imaging was initially incorporated under the laws of the State of Delaware in 2012. In March 2024, Merger Sub merged with and into QT Imaging, and QT Imaging as the surviving corporation became a wholly-owned direct subsidiary of GigCapital5. In connection with the Merger, GigCapital5 changed its name to QT Imaging Holdings, Inc. The corporate office of QT Imaging Holdings, Inc. is located at 3 Hamilton Landing, Suite 160, Novato, CA 94949 and its telephone number is (415) 842-7250.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of GigCapital5’s IPO (September 28, 2026), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.
We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K of the SEC. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including any reports we file with the SEC after the date of this prospectus that are incorporated herein by reference, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See “Where You Can Find More Information” and “Information Incorporated by Reference” elsewhere in this prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our securities offered hereby for working capital and general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may offer up to $100.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of the offering. We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. This prospectus provides a general description of the securities we may offer. Each time we offer securities under this prospectus, we will, to the extent required by law, provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

DESCRIPTION OF CAPITAL STOCK
The following summary of certain material provisions of the Company’s securities does not purport to be complete and is subject to the provisions of the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), the Company’s bylaws (the “Bylaws”) and applicable law. The applicable provisions of the Charter and the Bylaws that are filed with the registration statement of which this prospectus forms a part should be read carefully and in their entirety.
Authorized and Outstanding Capital Stock
The Charter authorizes the issuance of 510,000,000 shares, consisting of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of March 26, 2026, there were 12,042,500 shares of Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.
Common Stock
Voting rights. Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the Delaware General Corporation Law (“DGCL”).
Dividend rights. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Company (the “Board”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Rights upon liquidation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Other rights. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
Preferred Stock
The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Common Stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.
Amendment of Charter or Bylaws
The DGCL generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as applicable, imposes a higher voting standard.
The Charter provides the Board has the power to adopt, amend, alter or repeal the Company’s bylaws by the affirmative vote of a majority of the Board. The bylaws also may be adopted, amended, altered or repealed by the stockholders holding at least a majority of the voting power of all then outstanding shares. The Charter can be amended in accordance with the DGCL which requires approval by the Board and stockholders of the Company.
Anti-Takeover Effects of Delaware Law and the Charter
Among other things, the Charter and Bylaws:
•permit the Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences, and privileges as they may designate, including the right to approve an acquisition or other change of control;
•provide that the authorized number of directors may be changed only by resolution of the Board;
•provide that the Board is classified into three classes of directors;
•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a plurality of stockholders present in person or represented by proxy at the meeting and entitled to vote therein;
•require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent of the stockholders of the Corporation;
•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•provide that special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the Company’s Chief Executive Officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and
•not provide for cumulative voting rights, therefore allowing the holders of a plurality of the voting power of the stock of the Company entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.
The amendment of any of these provisions would require approval by the holders of at more than 50% of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions make it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.
These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.
Certain Anti-Takeover Provisions of Delaware Law
Special Meetings of Stockholders
The Charter and the Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The Bylaws provide that stockholders seeking to nominate candidates for election to the Board or to bring business before our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Bylaws, a stockholder’s notice needs to be received by the Secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of the Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate purposes, including corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Forum Selection
The Charter provides that that, unless the Company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (the “Court of Chancery”) will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Company’s Charter or existing bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. The foregoing will not apply to (a) suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction or (b) any action asserting a cause of action arising under the Securities Act for which the federal courts, to the fullest extent permitted by law, shall be the sole and exclusive forum for resolution.

Section 203 of the Delaware General Corporation Law
We have not and will not opt out of the provisions of Section 203 of the DGCL regulating corporate takeovers under the Charter. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•our Board approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or
•on or subsequent to the date of the transaction, the initial business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Under certain circumstances, this provision makes it more difficult for a person who would be an interested stockholder to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Limitations on Liability and Indemnification of Officers and Directors
The Charter eliminates the Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Charter requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers, and agents. The Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any Company stockholder may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates.
Transfer Agent and Warrant Agent
The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, LLC.
Listing of Common Stock and Public Warrants
Our Common Stock is traded on the Nasdaq Stock Market LLC under the symbol “QTI,” and our public warrants are traded in the over-the-counter (OTC) market under the symbol “QTIWW.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
•A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “Description of Debt Securities - Consolidation, Merger or Sale”;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities - General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. Following the description of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates is a description of our outstanding warrants.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;

•federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Outstanding Warrants
Public Stockholder Warrants
Each whole public warrant entitles the registered holder to purchase one share of Common Stock at a price after the reverse stock split of $6.90 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination (March 4, 2024) (subject to certain exceptions). Pursuant to the warrant agreement, a warrant holder may exercise its public warrants only for a whole number of shares of Common Stock. The public warrants will expire five years after the Closing, at 5:00 p.m., New York City time.
The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No public warrant will be exercisable, and the Company will not be obligated to issue a share of Common Stock upon exercise of a public warrant unless the shares of Common Stock issuable upon such public warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any public warrant.
The Company has agreed to maintain the effectiveness of the registration statement that registered the sale of shares of Common Stock underlying the public warrants and a current prospectus relating to those shares of Common Stock until the public warrants expire or are redeemed, as specified in the warrant agreement; provided that if shares of Common Stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the public warrants is not effective by the 60th day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the public warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the public warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the average last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders.
Redemption of Public Warrants When the price per Share of Common Stock Equals or Exceeds $10.80.
Once the public warrants become exercisable, the Company may redeem the outstanding public warrants:
•in whole and not in part;

•at a price of $0.01 per public warrant;
•upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price per share of Common Stock equals or exceeds $10.80 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.
The Company will not redeem the public warrants as described above unless a registration statement under the Securities Act covering the issuance of shares of Common Stock issuable upon exercise of the public warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the public warrants become redeemable by the Company, the Company may not exercise its redemption right if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price per share of Common Stock may fall below the $10.80 redemption trigger price (as adjusted) as well as the $6.90 (for whole shares) public warrant exercise price after the redemption notice is issued.
No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder.
Redemption Procedures
A holder of a public warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding shares of the Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of the Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of the Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of the Common Stock.
Whenever the number of shares of the Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of the Common Stock (other than those described above or that solely affects the par value of such shares of the Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of the Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by the Company’s stockholders as provided for in the Charter or as a result of the repurchase of shares of the Common Stock by us if the Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of the Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of the Common Stock in such a transaction is payable in the form of the Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants.
Private Placement Warrants and Working Capital Note Warrants
The private placement warrants and working capital note warrants governed by the warrant agreement are identical to the public warrants except that such private placement warrants and working capital note warrants will be exercisable for cash (even if a registration statement covering the issuance of the warrant shares issuable upon exercise of such private placement warrants and working capital note warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial distributees of GigAcquisitions5, LLC or their affiliates. There are 296,445 private placement warrants and working capital note warrants.
Lynrock Lake Warrant
In connection with the Credit Agreement that provides a senior secured term note with Lynrock Lake Master Fund LP (“Lynrock Lake”), the Company issued to Lynrock Lake a warrant for the purchase of 20,333,623 shares of Common Stock at an exercise price of $1.20 per share (the “Lynrock Lake Warrant. The Lynrock Lake Warrant is exercisable until February 26, 2035. Lynrock Lake may cashless exercise the Lynrock Lake Warrant. The Lynrock Lake Warrant is also subject to anti-dilution adjustments to the exercise price and the number of shares which may be purchased upon exercise of the Lynrock Lake Warrant in the event that the Company issues shares of Common Stock (or derivative securities) at a price that is either less than the $1.20 exercise price or the fair market value of a share of Common Stock from the immediately prior trading day.
Upon the written request of the beneficial owner of Lynrock Lake, the Company shall, within thirty (30) days thereafter, enter into a registration rights agreement with Lynrock Lake, which shall contain customary terms for the registration of the shares of Common Stock to be issued upon exercise of the Lynrock Lake Warrant.
November 2024 PIPE Warrants
The Company has issued warrants for the purchase of 1,458,314 shares of Common Stock pursuant to a securities purchase agreement, dated November 12, 2024 (the “November 2024 PIPE Warrants”). Each November 2024 PIPE Warrant is exercisable in cash for one share of Common Stock at an exercise price of $2.02 per share, and be exercisable beginning 6 months after its issuance at the closing of the private placement of the November 2024 PIPE Warrants and ending 5 years after such issuance, or on May 22, 2030.
Ten Year Common Warrants
The Company has issued warrants with a term of ten years from the initial exercise date (the “Ten Year Common Warrants”) for the purchase of 523,286 shares of Common Stock that are issuable upon exercise of the Ten Year Common Warrants at an exercise price of $2.16 per share. The Ten Year Common Warrants are exercisable beginning 6 months after their issuance at the closing of the private placement on April 9, 2025 and ending 10 years after such issuance.
Recanati Warrants
The Company has issued a warrant with a term of five years form the initial exercise date (the “Recanati Warrant”) for the purchase of 68,447 shares of Common Stock that are issuable upon exercise of the Recanati Warrant at an exercise price of $3.36 per share. The Recanati Warrant is exercisable beginning 6 months after its issuance at the closing of the private placement on May 12, 2025 and ending 5 years after such issuance.
Subscription and Pre-Funded Warrants
The Company has issued warrants with a term of five years from the initial exercise date (the “Subscription Warrants”) for the purchase of 4,040,272 shares of Common Stock that are issuable upon exercise of the Subscription Warrants at an exercise price of $4.50 per share. The Subscription Warrants are exercisable beginning 6 months after their issuance at the closing of the private placement on October 3, 2025 and ending 5 years after such issuance. In addition, there are pre-funded warrants (the “Pre-Funded Warrants”) at an exercise price of $0.0003 per share for the purchase of 1,808,055 shares of Common Stock that are issuable upon the exercise of the Pre-Funded Warrants.
The Subscription Warrants will be exercisable solely for cash unless there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the warrant shares to the holder of a Subscription Warrant that is exercising such Subscription Warrant, in which case such Subscription Warrant be may also be exercised, in whole or in part, at such time by means of a “cashless exercise” pursuant to such formula as is set forth in the Subscription Warrants.
The Company shall not effect any exercise of a Subscription Warrant, and a holder shall not have the right to exercise any portion of such Subscription Warrant, to the extent that after giving effect to such issuance after exercise, the holder (together with such holder’s affiliates, and any other persons acting as a group together with such holder or any of such holder’s affiliates, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify not to exceed 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”).

The Subscription Warrants provide for standard adjustments for stock dividends, splits, combinations, reclassifications and similar events. In the event of a Fundamental Transaction (as such term is defined in the Subscription Warrant), then upon any subsequent exercise of a Subscription Warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of such holder (without regard to any Beneficial Ownership Limitation on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such Subscription Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any Beneficial Ownership Limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of a Subscription Warrant shall be given the same choice as to the Alternate Consideration it receives upon any exercise of such Subscription Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any successor entity shall, at a holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the holder’s Subscription Warrant from such holder by paying to such holder an amount of cash equal to the Black Scholes value (as defined in the Subscription Warrant) of the remaining unexercised portion of the Subscription Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's board of directors, such holder shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Subscription Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the successor entity in such Fundamental Transaction.
The Company shall cause the shares of Common Stock purchased upon exercise of a November 2024 PIPE Warrants, a Ten Year Common Warrant, the Recanati Warrant, a Subscription Warrant or a Pre-Funded Warrant to be transmitted by the Company’s transfer agent to the holder of the warrant by crediting the account of such holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of such shares to or resale of such shares by such holder, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of such holder or its designee, for the number of such shares to which such holder is entitled pursuant to such exercise to the address specified by such holder in the notice of exercise by the date that is the earliest of (i) two trading days after the delivery to the Company of the notice of exercise and (ii) the number of trading days comprising the Standard Settlement Period after the delivery to the Company of the notice of exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the notice of exercise, an exercising holder shall be deemed for all corporate purposes to have become the holder of record of the shares with respect to which the warrant has been exercised, irrespective of the date of delivery of the shares, provided that payment of the aggregate exercise price is received by the Warrant Share Delivery Date. “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the notice of exercise.
If the Company, at any time while a November 2024 PIPE Warrants, a Ten Year Common Warrant or the Recanati Warrant is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the warrants are convertible) (an “Extraordinary Dividend”), then the exercise price of the warrants shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the board of directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend; provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment as a result of a stock dividend, subdivision, combination, reverse stock split, reclassification or similar event or (b) any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any earlier adjustment and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividend or cash distribution equal to or less than $0.50. Solely for purposes of illustration, if the Company, at a time while the warrants are outstanding and unexpired, pays a cash dividend of $0.35 and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the Common Stock during the 365-day period ending on the date of declaration of such $0.35 dividend, then the exercise price of the warrants will be decreased, effectively immediately after the effective date of such $0.35 dividend, by $0.25 (the absolute value of the difference between $0.75 (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 (the greater of (x) $0.50 and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).
January 2026 PIPE Warrants
The Company has issued warrants for the purchase of 48,214 shares of Common Stock pursuant to a securities purchase agreement, dated January 22, 2026 (the “January 2026 PIPE Warrants”). Each January 2026 PIPE Warrant is exercisable in cash for one share of Common Stock at an exercise price of $6.43 per share, and beginning 6 months after its issuance at the closing of the private placement of the January 2026 PIPE Warrants and ending 10 years after their initial exercise date, or on July 22, 2036.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement;
•the price or prices at which such units will be issued;
•the applicable United States federal income tax considerations relating to the units;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
•to correct or supplement any defective or inconsistent provision; or
•to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
•Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.
These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.
Form, Exchange and Transfer
We will issue each unit in global - i.e., book-entry - form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
•Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.
Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERSs
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of Common Stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:
•financial institutions or financial services entities;
•broker-dealers;
•governments or agencies or instrumentalities thereof;
•regulated investment companies;
•real estate investment trusts;
•expatriates or former long-term residents of the U.S.;
•persons that actually or constructively own five percent or more of our voting shares;
•insurance companies;
•dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and
•tax-exempt entities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-

through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock who or that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.
Taxation of Distributions on our Common Stock.
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders - Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below. Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.
Upon a sale or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-

corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is for U.S. federal income tax purposes:
•a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
•a foreign corporation; or
•an estate or trust that is not a U.S. holder;
but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions on our Common Stock.
In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock, and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below. The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.
A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:
•the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or
•we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock.
Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading service.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any common stock offered under this prospectus and any supplement hereto will be passed upon for us by DLA Piper LLP (US). Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of QT Imaging Holdings, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC this registration statement on Form S-3, including exhibits, with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is https://www.qtimaging.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026; and
•our Current Report on Form 8-K, filed with the SEC at 08:13:59 a.m. EDT on March 25, 2026.
The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.
You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.
If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

QT IMAGING HOLDINGS, INC.
$9,999,920
1,200,000 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 800,000 Shares of Common Stock
800,000 Shares of Common Stock Underlying the Pre-Funded Warrants

Prospectus Supplement

Sole Book-Running Manager
Ladenburg Thalmann
Co-Manager
Northland Capital Markets
May 15, 2026